Exhibit 99.1

NeoGenomics Reports Second Quarter 2023 Results

Second Quarter Revenue Increased 18% to $147 Million

Fort Myers, Florida (August 8, 2023) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading oncology testing services company, today announced its second-quarter results for the period ended June 30, 2023 as compared to June 30, 2022.

Highlights

•Consolidated revenue increased 18% to $147 million

•Clinical Services revenue increased 17% to $123 million

•Advanced Diagnostics revenue increased 22% to $24 million

•Net loss decreased 31% to $24 million

•Adjusted EBITDA increased 87% to negative $2 million

“Our team delivered another excellent quarter with double-digit growth in both our Clinical Services and Advanced Diagnostics businesses,” said Chris Smith, Chief Executive Officer of NeoGenomics. “Building on our focused initiatives we implemented in the second half of 2022, our strategic priorities continue to drive accelerated growth supported by improvements in execution. This strong positioning provides us with significant opportunity to carry our strength forward into the second half of 2023.”
Second-Quarter Results
The Company has historically reported its activities in two reportable segments; (1) the Clinical Services segment and (2) the Pharma Services segment. In the second quarter of 2023, the Pharma Services segment was rebranded as the Advanced Diagnostics segment. This change had no impact on the Company’s consolidated financial statements for any prior periods.
Consolidated revenue for the second quarter of 2023 was $147 million, an increase of 18% over the same period in 2022. Clinical Services revenue of $123 million increased year-over-year by 17%. Clinical test volume(1) increased by 8% year-over-year. Average revenue per clinical test (“revenue per test”) increased by 8% to $417. Advanced Diagnostics revenue increased by 22% to $24 million compared to the second quarter of 2022.
Consolidated gross profit for the second quarter of 2023 was $59.9 million, an increase of 36.3% compared to the second quarter of 2022. This increase was primarily due to an increase in revenue partially offset by higher payroll and payroll-related costs. Consolidated gross profit margin, including amortization of acquired Inivata developed technology intangible assets, was 40.8%. Adjusted Gross Profit Margin(2), excluding amortization of acquired Inivata developed technology intangible assets, was 44.1%.
Operating expenses for the second quarter of 2023 were $90 million, an increase of $6 million, or 7%, compared to the second quarter of 2022. Operating expenses included higher payroll and payroll-related costs, including non-cash stock-based compensation expense. The second quarter of 2023 also included restructuring charges, which were not included in the same period of 2022. These increases were partially offset by decreases in professional fees and recruiting expenses.
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Net loss for the quarter decreased $11 million, or 31%, to $24 million compared to net loss of $35 million for the second quarter of 2022.
Adjusted EBITDA(2) increased $14 million, or 87%, to negative $2 million compared to negative $16 million in the second quarter of 2022. Adjusted Net Loss(2) was $7 million compared to Adjusted Net Loss(2) of $20 million in the second quarter of 2022.
Cash and cash equivalents and marketable securities totaled $409 million at quarter end.
2023 Financial Guidance(3)
The Company again revised its full-year 2023 guidance(3), as initially revised on May 8, 2023.

	FY 2022	May 8, 2023 FY 2023 Guidance		Revised FY 2023 Guidance(3)		YOY % Change from FY 2022
(in millions)	Actual	Low	High	Low	High	Low	High
Consolidated revenue	$510	$555	$565	$565	$575	11%	13%
Net loss	$(144)	$(116)	$(108)	$(107)	$(100)	26%	31%
Adjusted EBITDA	$(48)	$(22)	$(18)	$(13)	$(10)	73%	79%
________________________________________
(1) Clinical testing excludes tests and revenue for Advanced Diagnostics.
(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net Loss, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
(3) The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.
Conference Call
The Company has scheduled a webcast and conference call to discuss its second quarter 2023 results on Tuesday, August 8, 2023 at 8:30 AM Eastern Time. Interested individuals should dial (888) 506-0062 (domestic) and (973) 528-0011 (international) at least five minutes prior to the call. The participant access code provided for this call is 458873. A replay of the conference call will be available until August 22, 2023, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID number is 48629. The webcast may be accessed under the Investor Relations section of our website at ir.neogenomics.com. An archive of the webcast will be available until August 8, 2024.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services, providing one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s also serves pharmaceutical clients in clinical trials and drug development.
NeoGenomics is committed to connecting patients with life altering therapies and trials. We believe that, together, with our partners, we can help patients with cancer today and the next person diagnosed tomorrow. In carrying out these commitments, NeoGenomics adheres to relevant data protection laws, provides transparency and choice to patients regarding the handling and use of their data through our Notice of Privacy Practices, and has invested in leading technologies to secure the data we maintain.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories for full-service sample processing in Fort Myers, Florida; Aliso Viejo and San Diego, California; Research Triangle Park, North Carolina; and Houston, Texas; and a CAP accredited full-service, sample-processing laboratory in Rolle, Switzerland. CAP accreditation is pending in Cambridge, United Kingdom. NeoGenomics also has several, small, non-processing laboratory locations across the United States for providing analysis services. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated
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service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia.
Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “plan,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements address various matters, including statements regarding improving operational efficiency, returning to profitable growth and its ongoing executive recruitment process. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to identify and implement appropriate financial and operational initiatives to improve performance, to identify and recruit executive candidates, to continue gaining new customers, respond to the effects of the COVID-19 outbreak, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, and the risks identified under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
For further information, please contact:
NeoGenomics, Inc.
Kendra Sweeney
Vice President, Investor Relations and ESG
Kendra.sweeney@neogenomics.com
T: +1-239-877-7474

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2023 (unaudited)	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$289,074	$263,180
Marketable securities, at fair value	120,272	174,809
Accounts receivable, net	125,425	119,711
Inventories	24,945	24,277
Prepaid assets	16,571	15,237
Other current assets	8,433	8,077
Total current assets	584,720	605,291
Property and equipment, net	100,110	102,499
Operating lease right-of-use assets	91,412	96,109
Intangible assets, net	390,693	408,260
Goodwill	522,766	522,766
Other assets	5,407	5,109
Total non-current assets	1,110,388	1,134,743
Total assets	$1,695,108	$1,740,034

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$87,483	$83,278
Current portion of equipment financing obligations	11	70
Current portion of operating lease liabilities	7,354	6,584
Total current liabilities	94,848	89,932
Long-term liabilities
Convertible senior notes, net	536,755	535,322
Operating lease liabilities	65,468	68,952
Deferred income tax liabilities, net	28,811	34,750
Other long-term liabilities	13,034	13,055
Total long-term liabilities	644,068	652,079
Total liabilities	$738,916	$742,011
Stockholders’ equity
Total stockholders’ equity	$956,192	$998,023
Total liabilities and stockholders’ equity	$1,695,108	$1,740,034

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 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
NET REVENUE
Clinical Services	$123,156	$105,635	$238,025	$204,426
Advanced Diagnostics	23,761	19,437	46,112	37,815
Total net revenue	146,917	125,072	284,137	242,241

COST OF REVENUE	87,026	81,126	169,432	160,063

GROSS PROFIT	59,891	43,946	114,705	82,178
Operating expenses:
General and administrative	60,308	57,951	121,857	124,199
Research and development	7,502	8,626	14,897	16,339
Sales and marketing	18,901	17,071	35,160	33,370
Restructuring charges	3,074	—	7,758	—
Total operating expenses	89,785	83,648	179,672	173,908
LOSS FROM OPERATIONS	(29,894)	(39,702)	(64,967)	(91,730)
Interest (income) expense, net	(2,524)	926	(3,991)	2,227
Other (income) expense, net	(730)	405	(616)	237
Loss before taxes	(26,640)	(41,033)	(60,360)	(94,194)
Income tax benefit	(2,309)	(5,730)	(5,234)	(9,483)
NET LOSS	$(24,331)	$(35,303)	$(55,126)	$(84,711)

NET LOSS PER SHARE
Basic	$(0.19)	$(0.28)	$(0.44)	$(0.68)
Diluted	$(0.19)	$(0.28)	$(0.44)	$(0.68)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	125,356	124,068	125,192	123,850
Diluted	125,356	124,068	125,192	123,850

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(55,126)	$(84,711)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	18,523	16,921
Amortization of intangibles	17,566	16,979
Non-cash stock-based compensation	10,463	15,729
Non-cash operating lease expense	4,648	4,989
Amortization of convertible debt discount and debt issue costs	1,433	1,415
Gain on sale of assets held for sale	—	(2,048)
Other adjustments	1,665	1,602
Changes in assets and liabilities, net	(13,412)	(16,912)
Net cash used in operating activities	(14,240)	(46,036)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(6,756)	(56,332)
Proceeds from sales and maturities of marketable securities	62,868	68,525
Purchases of property and equipment	(17,421)	(18,513)
Proceeds from assets held for sale	—	12,098
Net cash provided by investing activities	38,691	5,778
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing obligations	(61)	(574)
Issuance of common stock, net	1,504	7,642
Net cash provided by financing activities	1,443	7,068
Net change in cash and cash equivalents	25,894	(33,190)
Cash and cash equivalents, beginning of period	263,180	316,827
Cash and cash equivalents, end of period	$289,074	$283,637

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Use of Non-GAAP Financial Measures
In order to provide greater transparency regarding our operating performance, the financial results and financial guidance in this press release refer to certain non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management believes are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors by facilitating the analysis of the Company’s core test-level operating results across reporting periods and when comparing those same results to those published by our peers. These non-GAAP financial measures may also assist investors in evaluating future prospects. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the business. These non-GAAP financial measures do not replace the presentation of financial information in accordance with U.S. GAAP financial results, should not be considered measures of liquidity, and are unlikely to be comparable to non-GAAP financial measures provided by other companies.
Definitions of Non-GAAP Measures
Non-GAAP Adjusted EBITDA
“Adjusted EBITDA” is defined by NeoGenomics as net (loss) income from continuing operations before: (i) interest (income) expense, net, (ii) tax (benefit) or expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, and, if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) restructuring costs, and (vii) other significant or non-operating (income) or expenses, net.
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
“Adjusted cost of revenue” is defined by NeoGenomics as cost of revenue before amortization expense of acquired Inivata developed technology intangible assets.
“Adjusted gross profit” is defined by NeoGenomics as total revenue less adjusted cost of revenue.
“Adjusted gross profit margin” is defined by NeoGenomics as adjusted cost of revenue divided by total revenue.
Non-GAAP Adjusted Net (Loss) Income
“Adjusted net (loss) income” is defined by NeoGenomics as net (loss) income from continuing operations plus: (i) non-cash amortization of intangible assets, (ii) non-cash stock-based compensation expense, and, if applicable in a reporting period, (iii) acquisition and integration related expenses, (iv) restructuring costs, and (v) other significant or non-operating (income) or expenses, net. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the adjusted net (loss) income and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.
Non-GAAP Adjusted Diluted EPS
“Adjusted diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

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Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss (GAAP)	$(24,331)	$(35,303)	$(55,126)	$(84,711)
Adjustments to net loss:
Interest (income) expense, net	(2,524)	926	(3,991)	2,227
Income tax benefit	(2,309)	(5,730)	(5,234)	(9,483)
Depreciation	9,475	8,526	18,523	16,921
Amortization of intangibles	8,783	8,490	17,566	16,980
EBITDA (non-GAAP)	$(10,906)	$(23,091)	$(28,262)	$(58,066)
Further adjustments to EBITDA:
Acquisition and integration related expenses	—	1,252	—	2,282
Non-cash stock-based compensation expense	5,705	3,626	10,463	15,729
Restructuring charges	3,074	—	7,758	—
Other significant (income) expenses, net(4)	76	1,940	874	4,771
Adjusted EBITDA (non-GAAP)	$(2,051)	$(16,273)	$(9,167)	$(35,284)
_________________
(4) For the three months ended June 30, 2023, other significant (income) expenses, net, includes fees related to a regulatory matter and other non-recurring items. For the three months ended June 30, 2022, other significant (income) expenses, net, includes fees related to a regulatory matter, moving costs, and other non-recurring items. For the six months ended June 30, 2023, other significant (income) expenses, net, includes CEO transition costs, fees related to a regulatory matter and other non-recurring items. For the six months ended June 30, 2022, other significant (income) expenses, net, includes a gain on the sale of a building, fees related to a regulatory matter, CEO transition costs, moving costs, and other non-recurring items.
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Reconciliation of Segment and Consolidated GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Clinical Services:
Total revenue (GAAP)	$123,156	$105,635	16.6%	$238,025	$204,426	16.4%

Cost of revenue (GAAP)	$71,746	$67,035	7.0%	$139,038	$132,302	5.1%
Adjustments to cost of revenue(5)	(4,263)	(4,264)		(8,527)	(8,527)
Adjusted cost of revenue (non-GAAP)	$67,483	$62,771	7.5%	$130,511	$123,775	5.4%

Gross profit (GAAP)	$51,410	$38,600	33.2%	$98,987	$72,124	37.2%
Adjusted gross profit (non-GAAP )	$55,673	$42,864	29.9%	$107,514	$80,651	33.3%

Gross profit margin (GAAP)	41.7%	36.5%		41.6%	35.3%
Adjusted gross profit margin (non-GAAP)	45.2%	40.6%		45.2%	39.5%

Advanced Diagnostics:
Total revenue (GAAP)	$23,761	$19,437	22.2%	$46,112	$37,815	21.9%

Cost of revenue (GAAP)	$15,280	$14,091	8.4%	$30,394	$27,761	9.5%
Adjustments to cost of revenue(6)	(590)	(589)		(1,179)	(1,179)
Adjusted cost of revenue (non-GAAP)	$14,690	$13,502	8.8%	$29,215	$26,582	9.9%

Gross profit (GAAP)	$8,481	$5,346	58.6%	$15,718	$10,054	56.3%
Adjusted gross profit (non-GAAP )	$9,071	$5,935	52.8%	$16,897	$11,233	50.4%

Gross profit margin (GAAP)	35.7%	27.5%		34.1%	26.6%
Adjusted gross profit margin (non-GAAP)	38.2%	30.5%		36.6%	29.7%

Consolidated:
Total revenue (GAAP)	$146,917	$125,072	17.5%	$284,137	$242,241	17.3%

Cost of revenue (GAAP)	$87,026	$81,126	7.3%	$169,432	$160,063	5.9%
Adjustments to cost of revenue(5)(6)	(4,853)	(4,853)		(9,706)	(9,706)
Adjusted cost of revenue (non-GAAP)	$82,173	$76,273	7.7%	$159,726	$150,357	6.2%

Gross profit (GAAP)	$59,891	$43,946	36.3%	$114,705	$82,178	39.6%
Adjusted gross profit (non-GAAP )	$64,744	$48,799	32.7%	$124,411	$91,884	35.4%

Gross profit margin (GAAP)	40.8%	35.1%		40.4%	33.9%
Adjusted gross profit margin (non-GAAP)	44.1%	39.0%		43.8%	37.9%
_________________
(5) Clinical Services cost of revenue adjustments for both the three months ended June 30, 2023 and June 30, 2022 includes $4.3 million of amortization of acquired Inivata developed technology intangible assets. Clinical Services cost of revenue adjustments for both the six months ended June 30, 2023 and June 30, 2022 includes $8.5 million of amortization of acquired Inivata developed technology intangible assets.
(6) Advanced Diagnostics cost of revenue adjustments for both the three months ended June 30, 2023 and June 30, 2022 include $0.6 million of amortization of acquired Inivata developed technology intangible assets. Advanced Diagnostics cost of revenue adjustments for the six months ended June 30, 2023 and June 30, 2022 include $1.2 million of amortization of acquired Inivata developed technology intangible assets.
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Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss
and GAAP EPS to Non-GAAP Adjusted EPS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss (GAAP)	$(24,331)	$(35,303)	$(55,126)	$(84,711)
Adjustments to net loss, net of tax:
Amortization of intangibles	8,783	8,490	17,566	16,980
Acquisition and integration related expenses	—	1,252	—	2,282
Non-cash stock-based compensation expense	5,705	3,626	10,463	15,729
Restructuring charges	3,074	—	7,758	—
Other significant (income) expenses, net(7)	76	1,940	874	4,771
Adjusted net loss (non-GAAP)	$(6,693)	$(19,995)	$(18,465)	$(44,949)

Net loss per common share (GAAP)
Diluted EPS	$(0.19)	$(0.28)	$(0.44)	$(0.68)
Adjustments to diluted loss income per share:
Amortization of intangibles	0.07	0.07	0.14	0.14
Acquisition and integration related expenses	—	0.01	—	0.02
Non-cash stock-based compensation expense	0.05	0.03	0.08	0.13
Restructuring charges	0.02	—	0.06	—
Other significant (income) expenses, net(7)	—	0.02	0.01	0.04
Rounding and impact of diluted shares in adjusted diluted shares(8)	—	(0.01)	—	(0.01)
Adjusted diluted EPS (non-GAAP)	$(0.05)	$(0.16)	$(0.15)	$(0.36)

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	125,356	124,068	125,192	123,850
Dilutive effect of options, restricted stock, and converted shares(9)(10)	—	—	—	—
Adjusted diluted shares outstanding (non-GAAP)	125,356	124,068	125,192	123,850
_________________
(7) For the three months ended June 30, 2023, other significant (income) expenses, net, includes fees related to a regulatory matter and other non-recurring items. For the three months ended June 30, 2022, other significant (income) expenses, net, includes fees related to a regulatory matter, moving costs, and other non-recurring items. For the six months ended June 30, 2023, other significant (income) expenses, net, includes CEO transition costs, fees related to a regulatory matter and other non-recurring items. For the six months ended June 30, 2022, other significant (income) expenses, net, includes a gain on the sale of a building, fees related to a regulatory matter, CEO transition costs, moving costs, and other non-recurring items.
(8) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive or GAAP net (loss) income is positive and adjusted net (loss) income is negative, also compensates for the effects of additional diluted shares included or excluded in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(9) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(10) In those periods in which GAAP net (loss) income is positive and adjusted net (loss) income is negative, this adjustment excludes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

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Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures
(in thousands, except per share amounts)
(unaudited)
GAAP net loss in 2023 will be impacted by certain charges, including: (i) expense related to the amortization of intangible assets, (ii) non-cash stock based compensation, (iii) restructuring charges and (iv) other one-time expenses. These charges have been included in GAAP net loss available to stockholders and GAAP net loss per share; however, they have been removed from adjusted net loss and adjusted diluted net loss per share.
The following table reconciles the Company’s 2023 outlook for net loss and EPS to the corresponding non-GAAP measures of adjusted net loss, adjusted EBITDA, and adjusted diluted EPS:

	Year Ended December 31, 2023
	Low Range	High Range
Net loss (GAAP)	$(107,000)	$(100,000)
Amortization of intangibles	35,000	35,000
Non-cash stock-based compensation	27,000	26,000
Restructuring charges	9,000	9,000
Other one-time expenses	1,000	1,000
Adjusted net loss (non-GAAP)	(35,000)	(29,000)
Interest and taxes	(16,000)	(18,000)
Depreciation	38,000	37,000
Adjusted EBITDA (non-GAAP)	$(13,000)	$(10,000)

Net loss per diluted share (GAAP)	$(0.84)	$(0.79)
Adjustments to net loss per diluted share:
Amortization of intangibles	0.28	0.28
Non-cash stock-based compensation expenses	0.21	0.20
Restructuring charges	0.07	0.07
Other one-time expenses	0.01	0.01
Rounding and impact of diluted shares in adjusted diluted shares(11)	(0.01)	—
Adjusted diluted EPS(12) (non-GAAP)	$(0.28)	$(0.23)

Weighted average assumed shares outstanding in 2023:
Diluted shares (GAAP)	127,000	127,000
Options, restricted stock, and converted shares not included in diluted shares(12)	—	—
Adjusted diluted shares outstanding (non-GAAP)	127,000	127,000
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(11) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, also compensates for the effects of additional diluted shares included in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(12) For those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

Page | 12
Supplemental Information
Clinical(13) Tests Performed and Revenue
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Clinical(13):
Number of tests performed	295,116	272,982	8.1%	580,592	539,017	7.7%
Average revenue/test	$417	$387	7.8%	$410	$379	8.2%
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(13) Excludes tests and revenue for Advanced Diagnostics.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912